Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated October 30, 2020, relating to the financial statements of Spinning Eagle Acquisition Corp. as of October 28, 2020, and for the period from October 22, 2020 (inception) through October 28, 2020. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

December 23, 2020